Exhibit 10.3
Form 1 The Nonqualified Plan Participation Agreement Step 1 Participant Information and Acceptance of the PlanNonqualified Plan Participation Agreement This Nonqualified Plan Participation Agreement (Agreement) is entered into by and between GM Offshore, Inc., having its principal place of business at 10111 Richmond Avenue, Suite 340, Houston, TX 77042 (hereinafter the Employer) and First Name M.I. Last NameSocial Security Number Date of Birth (hereinafter the Participant) The Employer has previously adopted Nonqualified Excess Plan of GM Offshore, Inc. (hereinafter the Plan) primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated participants. The Participant, in recognition of his/her valuable service to the Employer, has been selected by the Committee as an eligible participant in the Plan. In consideration of the mutual covenants and conditions contained herein, and for such good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the parties hereto agree as follows:

Step 2 Deferral Election ?I elect to receive Employer Credits but do not elect to defer any additional compensation. OR Please complete the appropriate boxes below Percentage from each Paycheck or Payroll No Deferral (check the box) Deferral of Base Salary: (Minimum 1% / Maximum 50% ) % Deferral of Service Bonus: (Minimum 10% / Maximum 100% ) % Deferral of Performance-Based Compensation: (Minimum 10% / Maximum 100% ) % Deferral of Director’s Fees: (Minimum 5% / Maximum 100% ) % Participant Name (Please Print)

Step 3 Account Set Up Select one of the two options below to set up the account: If no selection is made, the entire account will be allocated as specified below ? Allocate both OR ? Allocate 100% Participant Deferrals andof the Employer Credits to the Employer Credits as specifiedRetirement Account and below. Please check your plan’sParticipant Deferrals as vesting requirements beforespecified below. selecting this option. Retirement Account% In-Service Account(s) (Distribution date must be at least 2 years after the account is established) Choose either lump sum payment or number of years to receive annual payments: (Maximum 5 years) New Account: % / / to be paid as: ? Lump sum ? Annual installments for years (Date payout begins) Existing Account: % / / to be paid as: ? Lump sum ? Annual installments for years (Date payout begins) Education Account(s) (Distribution date must be at least 2 years after the account is established) Choose number of years to receive annual payments: (Maximum 6 years) % / / years (Name of Student) (Date payout begins) % / / years (Name of Student) (Date payout begins) % / / years (Name of Student) (Date payout begins) % / / years (Name of Student) (Date payout begins) 100% * * If incomplete, allocation will default to 100% Retirement Account. ** If your allocation is directed to an In-Service or Education Account scheduled for distribution in a calendar year in which contributions are made, that portion of your allocation will default to the Retirement Account.

Step 4 – Acknowledgement of Plan Provisions Acknowledgements: The Participant hereby acknowledges the following: The obligation of the Employer to make payments under the Plan and the Agreement is a contractual liability of the Employer to the Participant. Such payments shall be made from the general funds of the Employer, and the Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to make the payment. The Participant shall not have any interest in any particular assets of the Employer by reason of the Employer’s obligation under the Plan and this Agreement. To the extent that the Participant or any other person acquires a right to receive payments under the Plan and this Agreement, such rights shall be no greater than the right of an unsecured creditor of the Employer. This Agreement shall continue in effect, unless modified or revoked in writing, until the earlier of the date on which the Participant terminates his or her services to the Employer or the date on which the Participant ceases to be an active participant in the Plan. Deferrals and Employer Credits shall be credited according to the allocation and distribution election in effect at the time the deferral is credited to the Deferred Compensation Account. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, This Agreement has been executed by and on behalf of the parties hereto as of the date first written below. Signature of Participant Participant Name (Please Print) Date Committee Approval Signature of Committee (Individual Authorized to Act on Behalf of Committee) Title of Individual Authorized to Act on Behalf of Committee Participant’s Plan Participation Date Participant’s Date of Hire / / / /